UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On September 28, 2005, the Compensation and Human Resource Committee (the “Committee”) of the Board of Directors of NCR Corporation (the “Company”) agreed to extend relocation benefits previously provided to Mr. Eric Berg, the Company’s Chief Administrative Officer, at the time Mr. Berg joined the Company. The Committee authorized payment for reasonable moving and storage expenses incurred by Mr. Berg, up to a maximum of $75,000, related to the move from Mr. Berg’s temporary residence in the Dayton Ohio area into his permanent residence in the Dayton, Ohio area, subject to (1) review and approval of specific expenses by the Company’s Chief Executive Officer and (2) such expenses being incurred no later than July 31, 2006, or July 31, 2007 in the event Mr. Berg begins construction of a new permanent residence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: October 4, 2005	By:	/s/ Jon S. Hoak
Jon S. Hoak
Senior Vice President, General Counsel and Secretary